Exhibit 10.7

Third Amendment

To the

FNCB Bank Supplemental Executive Retirement Plan

This Third Amendment to the FNCB Bank Supplemental Executive Retirement Plan (the “Plan”) is made June 26, 2024, by FNCB Bank (the “Bank”), a state-chartered bank organized and existing under the laws of the Commonwealth of Pennsylvania.

RECITALS:

WHEREAS, the Plan was adopted by the Bank on October 1, 2015, and was subsequently amended twice;

WHEREAS, the Bank has the authority to amend the Plan pursuant to Article X;

WHEREAS, effective July 1, 2024, the Bank anticipates merging with Peoples Security Bank and Trust Company, with the surviving entity of such merger to be known as Peoples Security Bank and Trust Company (the “Successor Bank”);

WHEREAS, the Bank desires to amend the Plan to reflect the fact that, effective on and after the aforementioned merger, the Plan shall be sponsored and maintained by the Successor Bank; and

WHEREAS, the Bank desires to amend the Plan to modify (i) the definition of “Eligible Employee” and (ii) the rules regarding crediting of interest to participants’ accounts under the Plan.

Now, therefore, contingent in all respects upon the occurrence of the aforementioned merger, the Plan is hereby amended as follows:

1.By deleting the first paragraph of Article I (Establishment and Purpose) and replacing it with the following:

“The First National Community Bank established the First National Community Bank Supplemental Executive Retirement Plan (the “Plan”), originally effective October 1, 2015. Effective, June 29, 2016, the First National Community Bank was converted to a Pennsylvania state-charted bank and changed its name to FNCB Bank, and the Plan was amended to change the Plan name and reflect the change in Plan sponsor. Effective July 1, 2024, FNCB Bank was merged with Peoples Security Bank and Trust Company, with the surviving entity of such merger known as Peoples Security Bank and Trust Company (the “Bank”), and the Plan was further amended to change the Plan name and reflect the change in Plan sponsor.”

2.By adding the following sentence to the end of Section 2.22 (Eligible Employee):

“Notwithstanding the foregoing, only those employees of the Bank who were Employees of FNCB Bank prior to its merger with Peoples Security Bank and Trust Company shall be eligible to be an Eligible Employee, and in no event shall any employee of Peoples Security Bank and Trust Company (or an affiliate) be or become an Eligible Employee under the Plan, or be deemed eligible to participate in the Plan, pursuant to an individual agreement between such employee and Peoples Financial Services Corp. or Peoples Security Bank and Trust Company (or any of their respective affiliates) unless such agreement: (i) was entered into after the aforementioned merger; and (ii) specifically provides for participation in this Plan.”

Execution Version

3.By adding the following sentence to the end of Section 8.3 (Interest Credits):

“Effective July 1, 2024, in the event of a lump sum distribution of a Participant’s Account prior to the last day of a Plan Year (i.e. prior to December 31st), such Participant’s Account shall be credited with a prorated Interest Credit for the year in which distribution occurs provided that: (i) such proration shall be based on a fraction where the numerator is the number of days in the Plan Year occurring before the date of distribution and the denominator is 365 days; and (ii) the annual interest rate is the sum of (1) 1% and (2) the average of the one year Treasury Bill rates in effect on and between the first and fifteenth day of the month proceeding the month in which the distribution occurs.”

4.By deleting the phrase “FNCB Bank Supplemental Executive Retirement Plan” and inserting in its place “Peoples Security Bank and Trust Company Supplemental Executive Retirement Plan” wherever the former phrase occurs in the Plan; and
5.By deleting the phrase “FNCB Bank” and inserting in its place “Peoples Security Bank and Trust Company” wherever the former phrase occurs in the Plan (other than the first paragraph of Article I, as amended by this Third Amendment).

Except as otherwise amended by this Third Amendment, all provision of the Plan shall remain in full force and effect and the Plan and all amendments shall be construed together and considered on and the same agreement.

[SIGNATURE PAGE FOLLOWS]

In witness whereof, FNCB Bank executes this Third Amendment as of the date first written above.

FNCB Bank:

By:  /s/  James M. Bone, Jr.
Name: James M. Bone, Jr.
Title: Executive Vice President and Chief
Financial Officer

[Signature Pate to Third Amendment to SERP]